Exhibit 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, no par value, of BioTime Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, hereby execute this Agreement this 22nd day of August, 1996.


GREENHOUSE PARTNERS, L.P.                    GREENWAY PARTNERS, L.P.

                                             By:  Greenhouse Partners, L.P., its
                                                    general partner
By:/s/ Gary K. Duberstein
    Gary K. Duberstein, general              By:/s/ Gary K. Duberstein
      partner                                   Gary K. Duberstein, general
                                                  partner

                                             GREENBELT CORP.

                                             By:/s/ Alfred D. Kingsley
                                                Alfred D. Kingsley, President



                                                  /s/ Alfred D. Kingsley
                                                      Alfred D. Kingsley

                                                  /s/ Gary K. Duberstein
                                                      Gary K. Duberstein